As filed with the Securities and Exchange Commission on August 5, 2016

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTERVAL LEISURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2590997 (I.R.S. Employer Identification No.)

6262 Sunset Drive
Miami, FL 33143
(305) 666-1861
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Interval Leisure Group, Inc.

2013 Stock and Incentive Compensation Plan, as amended

(Full title of plan)

Victoria J. Kincke
General Counsel
Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michele L. Keusch
Associate General Counsel

Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value of $0.01 per share	4,000,000	$71,520,000	$17.88	$7,202.07	(2)

(1)              Represents the additional number of common shares available for future issuance under of Interval Leisure Group, Inc. (the “Registrant”), which has recently been amended to increase the number of common shares issuable by 4,000,000. To the extent additional shares of common stock may be issued or become issuable as a result of a stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of common stock in accordance with Rule 416 under the Securities Act of 1933.

(2)              Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee with respect to the additional common shares available for issuance under the Plan (4,000,000 shares) are based on the average of the high and low prices reported for the Registrant’s common shares as quoted on Nasdaq on August 2, 2016 ($17.88).

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to an employee benefit plan is effective. This Registration Statement on Form S-8 is being filed by Interval Leisure Group, Inc., a Delaware corporation (the “Registrant”), to register 4,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), available for issuance under the terms of the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan, as amended (the “Plan”), which amendment was approved by the Registrant’s shareholders on August 3, 2016. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering an aggregate of 3,392,458 shares of Common Stock issuable under the Plan, filed on May 21, 2015 (File No. 333-188727), are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the earlier Registration Statement on Form S-8 is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant (Commission File No. 001-34062) with the Commission are hereby incorporated by reference in this Registration Statement as of their respective dates and shall be deemed a part hereof:

a)                                   the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016, as amended by the Form 10-K/A filed with the SEC on March 9, 2016;

b)                                   the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 10, 2016;

c)                                    the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed on August 5, 2016;

d)                                   the Registrant’s Current Reports on Form 8-K filed on April 19, 2016, April 20, 2016, May 2, 2016, May 5, 2016, May 9, 2016, May 12, 2016 (as amended July22, 2016), May 17, 2016, June 21, 2016 and July 10, 2016;

e)                                      the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 001-34062) filed with the SEC on August 5, 2008, including any amendments or reports filed for the purpose of updating such description; and

the description of our Rights Agreement contained in our registration statement on Form 8-A filed with the SEC on June 11, 2009, including any amendments or reports filed for the purpose of updating such description;

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.      Exhibits

The documents set forth below, numbered in accordance with Item 601 of Regulation S-K, are filed herewith or incorporated herein by reference to the location indicated.

Exhibit No.	Description of Document	Method of Filing

5.1	Opinion of General Counsel	Filed herewith.

10.1	Interval Leisure Group, Inc. Stock and Incentive Compensation Plan, as amended	Filed herewith.

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP	Filed herewith.

24	Powers of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 4, 2016.

INTERVAL LEISURE GROUP, INC.

By:	/s/ Craig M/ Nash
Craig M. Nash
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Craig M. Nash, Jeanette E. Marbert and William L. Harvey and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig M. Nash
Craig M. Nash	Chairman, President and Chief Executive	August 4, 2016
Officer (Principal executive officer) and Director

/s/ William L. Harvey
William L. Harvey	Chief Financial Officer (Principal financial officer)	August 4, 2016

/s/ John A. Galea
John A. Galea	Chief Accounting Officer (Principal accounting officer)	August 4, 2016

/s/ David Flowers
David Flowers	Director	August 2, 2016

/s/ Victoria L. Freed
Victoria L. Freed	Director	August 3, 2016

/s/ Lizanne Galbreath
Lizanne Galbreath	Director	August 3, 2016

/s/ Chad Hollingsworth
Chad Hollingsworth	Director	August 3, 2016

/s/ Lewis J. Korman
Lewis J. Korman	Director	August 2, 2016

/s/ Thomas J. Kuhn
Thomas J. Kuhn	Director	August 3, 2016

/s/ Thomas J. McInerney
Thomas J. McInerney	Director	August 3, 2016

/s/ Thomas P. Murphy, Jr.
Thomas P. Murphy, Jr.	Director	August 3, 2016

/s/ Stephen R. Quazzo
Stephen R. Quazzo	Director	August 2, 2016

/s/ Sergio D. Rivera
Sergio D. Rivera	Director	August 4, 2016

/s/ Thomas O. Ryder
Thomas O. Ryder	Director	August 3, 2016

/s/ Avy H. Stein
Avy H. Stein	Director	August 3, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Document	Method of Filing

5.1	Opinion of General Counsel	Filed herewith.

10.1	Interval Leisure Group, Inc. Stock and Incentive Compensation Plan, as amended	Filed herewith.

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP	Filed herewith.

24	Powers of Attorney (included in the signature page to this Registration Statement)